PERPETUAL WARRANT TO PURCHASE SHARES OF COMMON STOCK
                         OF GUM TECH INTERNATIONAL, INC.

     This certifies that, for value received FG&G Management Group or registered assigns (the "Warrant Holder") is entitled to purchase from Gum Tech International, Inc. (the "Company"), subject to the terms and conditions hereof, at any time, 150,000 fully paid and nonassessable shares of voting common stock, no par value, of the Company (the "Common Stock") at the price of $2.00 per share of Common Stock by surrendering this Warrant Certificate duly countersigned by the Warrant Agent referred to below, with the Subscription Form attached hereto duly executed, at the office of Corporate Stock Transfer, Republic Plaza, 370 17th Street, Suite 2350, Denver, Colorado 80202 (the "Warrant Agent") or at the office of its successor as Warrant Agent, and by paying in full in lawful money of the United States, br by certified check, bank draft, or postal or express money order payable in United States Dollars, to the order of the Company, the purchase price for each share of Common Stock as to which This Warrant Certificate is being exercised and upon compliance with and subject to this exceptions set forth herein.

     In case the Warrant Holder shall exercise this Warrant with respect to less than all of the shares of Common Stock that may be purchased hereunder, a new Warrant Certificate for the balance shall he countersigned and delivered to or upon the order of the Warrant Holder.

     This Warrant Certificate will not be valid and may not he transferred or exercised unless manually countersigned by the Warrant Agent.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed by its President or Vice-President by manual or facsimile signature, attested by its Secretary or Assistant Secretary, by manual or facsimile signature.

Dated:                                  GUM TECH INTERNATIONAL, INC., a
                                        Utah corporation


                                        By:
                                            ------------------------------------
                                            Gary Kehoe President
ATTEST:

------------------------------
William Hemelt, Secretary

COUNTERSIGNED:

Corporate Stock Transfer, Inc., a Colorado corporation
Warrant Agent

By:
    ------------------------------
    Carylyn Bell, President

NEITHER THE WARRANTS EVIDENCED BY THIS WARRANT CERTIFICATE NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THE WARRANTS (THE "SECURITIES") HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE LAWS OF CERTAIN STATES. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT. THE SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND SUCH STATE LAWS AS MAY BE APPLICABLE, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

     1. PERPETUAL WARRANT EXERCISE. The Warrant or Warrants represented by this Warrant Certificate (the "Warrant") shall be perpetual and can be exercised in the manner provided on the face of this Warrant.

     2. PURCHASE PRICE. The purchase price for each share of Common Stock purchasable pursuant to the exercise of the Warrants (hereinafter referred to as the "Warrant Purchase Price") shall be $2.00 per shares (or shall be such amount per share if and as adjusted as provided herein), payable as provided on the face of this Warrant Certificate.

     3. FRACTIONAL SHARES. Anything contained herein to the contrary notwithstanding, the Company shall not be required to issue any faction of a share of Common Stock in connection with the exercise or conversion of this Warrant and in any case where the Warrant Holder would, except for the provisions of this Section 3, be entitled under the terms of this Warrant Certificate to receive a fraction of a share of Common Stock upon the exercise of this Warrant, the Company shall, upon the exercise of the Warrant and receipt of the Warrant Price, issue the largest number of whole shares Common Stock to which this Warrant Certificate is entitled. The Company shall not be required to make any cash or other adjustment in respect of such fraction of a share of Common Stock to which the Warrant Holder would otherwise be entitled. The Warrant Holder, by the acceptance of this Warrant, expressly waives its right to receive a certificate for any fraction of a share of Common Stock or a fractional Warrant upon exercise hereof

     4. SUSPENSION OF EXERCISE. If any shares of Common Stock issuable upon the exercise of this Warrant require registration or approval of any governmental authority before such shares of Common Stock may be validly issued, then the Company covenants that it will in good faith and as expeditiously as possible endeavor to secure such registration or approval or to take such other action, as the case may be; PROVIDED, HOWEVER, that in no event shall such shares of Common Stock be issued, and the Company is hereby authorized to suspend the exercise of all Warrants, for the period during which it is endeavoring to obtain such registration or approval or to take such other action.

     5. TRANSFER. Subject to the restrictions contained in Section 7 below, this Warrant Certificate may be exchanged and is transferable at the principal corporate office of the Warrant Agent in the Denver Colorado by the registered holder hereof or by its duly authorized representative or attorney, upon surrender of this Warrant Certificate duly endorsed or accompanied (if so required by the Company or the Warrant Agent) by a written instrument or instruments of transfer satisfactory to the Company or the Warrant Agent. If the right to purchase less than all of the shares of Common Stock covered hereby shall be so transferred, the registered holder hereof shall be entitled to receive a new Warrant Certificate or Warrant Certificates covering the aggregate the whole number of shares of Common Stock with respect to which the right to purchase shall not have been so transferred, and the transferee or transferees shall be entitled to receive a new Warrant Certificate or Warrant Certificates covering in the aggregate the remaining whole number of shares of Common Stock.

     6. ADJUSTMENT TO SHARES. Except as otherwise herein expressly provided:

        (a) STOCK DIVIDEND. In case the Company shall hereafter declare and pay to the holders of shares of Common Stock a dividend in shares of Common Stock of the Company, or declare a stock split, Warrant Holder shall, upon exercise of the Warrant, be entitled to receive (in addition to the shares of Common Stack purchased upon such exercise and without any payment other than the aggregate Warrant Purchase Price for such shares assuming that no such stock dividend or stock split had been declared) such additional shares of Common Stock as Warrant Holder would have received as a dividend or in a stock split if they had exercised the Warrant immediately prior to the date such dividend or stock split was declared.

        (b) REORGANIZATION. In case of any reorganization or recapitalization of the Company (by reclassification of its outstanding shares of Common Stock or otherwise), or its consolidation or merger with or into another corporation, Warrant Holder shall, upon exercise of the Warrant, be entitled to receive, in lieu of the shares of Common Stock which Warrant Holder would otherwise be entitled to receive upon such exercise and without any payment in addition to the aggregate Warrant Purchase Price for such shares assuming that no event specified above had occurred, the shares of stock, cash or other consideration which Warrant Holder would have received upon such reorganization, recapitalization, consolidation or merger if immediately prior thereto Warrant Holder had exercised the Warrant and had exchanged such shares of Common Stock in accordance with the terms of such reorganization, recapitalization, consolidation or merger.

     7. INVESTMENT REPRESENTATION. Warrant Holder acknowledges that neither the Warrant nor the shares of Common Stock to be delivered upon exercise of the Warrant (the "Shares") have been registered under the Securities Act of 1933, as amended, or applicable state securities laws. Warrant Holder represents that the Warrants are being, and the Shares will be, acquired and/or purchased for investment and not with a view to their distribution or resale. Warrant Holder shall execute and deliver to the Company, as is applicable, on date of the issuance of this Warrant (in the form attached hereto as EXHIBIT "A") and on the date of each exercise (in the form attached hereto as EXHIBIT "B") an investment letter. Each stock certificate evidencing any of the Shares shall, if and when delivered to Warrant Holder, bear on its face a restrictive legend substantially in the following form:

          "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold or otherwise disposed of in the absence of an EFFECTIVE registration statement under that Act or an opinion of counsel satisfactory to the Company that such registration is not required."

     8. SHAREHOLDER RIGHTS. No Warrant Holder, as such, shall be entitled to vote or receive dividends or be deemed the holder of shares of Common Stock for any purpose, nor shall anything contained in this Warrant Certificate be construed to confer upon any Warrant Holder, as such, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any action by the Company (whether upon any recapitalization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings or other action affecting shareholders, receive dividends or subscription rights, or otherwise, until this Warrant shall have been exercised and the shares of Common Stock purchasable upon the exercise hereof shall have become deliverable as provided herein; PROVIDED, HOWEVER, that any exercise of this Warrant on any date when the stock transfer books of the Company shall be closed shall constitute the person or persons in whose name or names the certificate or certificates for such shares of Common Stock are to be issued as the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open and this Warrant shall not be deemed to have been exercised, in whole or in part as the case may be, until such date for the purpose of determining entitlement to dividends on such Common Stock, and such exercise shall be at the actual purchase price in effect at such date.

     9. REGISTERED OWNER. The Company and the Warrant Agent may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

     10. SUCCESSORS AND ASSIGNS. This terms and provisions of this Warrant shall be binding upon and inure to the benefit of the parties hereto and their respective successors, legal representatives, executors and heirs.

     11. AMENDMENT MODIFICATION OR WAIVER. No amendment, modification of waiver of any condition, provision or term of this terms and provisions of this Warrant shall be valid or of any effect unless made in writing, signed by the party to be bound and specifying with particularity the nature and extent of such amendment, modification or waiver.

     12. ENTIRE AGREEMENT. This Warrant contains the entire understanding and agreement of the panics hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     13. COUNTERPARTS. This Warrant Certificate may be executed in two (2) or more counterparts, each of which shall be considered one in the same agreement and shall become EFFECTIVE when one or more counterparts have been executed by each of the parties hereto and delivered to the other parties hereto.

                                        Gum Tech International, Inc.,
                                          a Utah corporation

                                        By:_____________________________________

                                        Name:___________________________________

                                        Title:__________________________________


                                        FG&G Management Group

                                        By:_____________________________________

                                        Name:___________________________________

                                        Title:__________________________________

                                SUBSCRIPTION FORM

       (To Be Executed by the Warrant Holder If Warrant Holder Desires to
                    Exercise the Warrant in Whole or in Part)

To:  Gum Tech International, Inc.

     The undersigned (_____________)
       Please insert Social Security or
       other identifying number of Subscriber

hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, _____ shares of Common Stock provided for therein and tenders payment herewith to the order of Gum Tech International, Inc. in the amount of $___________ The undersigned requests that certificates for such shares of Common Stock be issued as follows:

Name:____________________________________

Address:_________________________________

Deliver to:______________________________

Address:_________________________________

and if said number of shares of Common Stock shall not be all the shares of Common Stock purchasable hereunder, that a new Warrant Certificate for the balance remaining of the shares of Common Stock purchasable under the within Warrant Certificate be registered in the name of, and delivered to the undersigned at the address stated below:

Address:_________________________________

Dated:____________ 19__  Signature


                                        ----------------------------------------
                                        Signature  must  conform in all respects
                                        to  the  name  of   Warrant   Holder  as
                                        specified  on the  face of this  Warrant
                                        Certificate in every particular, without alteration, enlargement or any change whatever.

                               FORM OF ASSIGNMENT

                       (To Be Signed Only Upon Assignment)


     FOR VALUE RECEIVED, the undersigned hereby sell, assigns and transfer unto _____________________________________________________________________ Warrants
evidenced by the within Warrant Certificate, and appoints Attorney to transfer said Warrant Certificate and Warrants on the books of Gum Tech International, Inc. with the full power of substitution in the premises.

Dated:                     , 19__



In the presence of:

-----------------------------           ----------------------------------------
                                        (Signature  must conform in all respects
                                        to  the  name  of   Warrant   Holder  as
                                        specified  on the  face of this  Warrant
                                        Certificate in every particular, without alteration, enlargement or any change whatever, and the signature must be guaranteed in the usual manner.)

                                        Signature Guaranteed:

                                   EXHIBIT "A"

                                INVESTMENT LETTER


TO:  GUM TECH INTERNATIONAL, INC.

     In connection with the undersigned's acquisition of the Warrants to purchase shares of voting common stock, no par value (the "Shares"), of Gum Tech International, Inc. (the "Company"), the undersigned acknowledges, represents, warrants, covenants end agrees as follows:

1. The undersigned represents that:

     (a) It is acquiring the Warrant and will acquire the Shares for its own account, for investment and not with a view to, or for resale in connection with, the distribution thereof and that it has no present intention of distributing the Warrants or the Shares;

     (b) It personally possesses such knowledge end experience in financial and business matters pertaining to the type of business conducted by the Company and otherwise, that it is capable of evaluating the merits and risks of an investment in the Warrant and the Shares;

     (c) It is fully familiar with the Company and its business, operations, condition (financial and other) assets, liabilities and prospects and has had access to any aid nil material information it deems necessary or appropriate to enable it to make an investment decision in connection with the acquisition of the Warrant and the purchase of the Shares; and

     (d) Its financial situation is such that it can afford to bear the economic risk of holding the Warrant and the Shares for an indefinite period of time and can afford to suffer a complete loss of its investment in the Warrant or in the Shares.

2. The undersigned understands and acknowledges that:

     (a) Neither the Warrant nor the Shares have been registered pursuant to the Securities Act of 1933, as amended (the "Act"), or any state securities laws, that it may not transfer, resell or otherwise dispose of the Warrant or the Shares except pursuant to a registration statement in compliance with the Act and any applicable state securities laws, unless exemptions from the registration requirements of the Act and any applicable state securities laws are available that it must, therefore, bear the economic risks of an investment in the Warrant and the Shares for an indefinite period of time;

     (b) The Company is under no obligation to register the Warrant or the Shares pursuant to the Act or any state securities laws or to comply with or make available any exemption from the registration requirements thereof;

     (c) Any certificates representing the Warrant and the Shares (collectively, the "Securities") will contain a legend to the effect that the Securities cannot be transferred, resold or otherwise disposed of except in compliance with the Act and any applicable state securities laws; and

     (d) A "stop-transfer" order will be issued with respect to the Securities to effectuate the foregoing restrictions on transfer of the Securities and the Company and its transfer agents shall have no obligation to effect any purported transfer of the Securities except upon demonstration of compliance with the foregoing restrictions.

     (c) It has had the opportunity to ask questions of the Company and its representatives and receive answers from the Company and its representatives concerning the Company and its investment in the Warrant and the Shares and to obtain additional information possessed by the Company, or obtainable without unreasonable effort or expense, that is necessary to verify the accuracy of the information furnished to it.

3. The undersigned covenants and agrees that it will not sell, pledge, transfer or otherwise dispose of the Warrant or the Shares or any interest therein, or make any offer to attempt to do any of the foregoing, except pursuant to a registration statement in compliance with the Act and all applicable state securities laws or in a transaction which, in the opinion of counsel forte Company, is exempt from the registration requirements thereof.

4. Words used herein, regardless of number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

     The undersigned understands and acknowledges that the Company will rely upon the acknowledgments, representations, warranties, covenants and agreements contained herein (and any supplemental information provided to the Company) for the purpose of determining whether this transaction meets the requirements for an exemption from the registration requirements of the Act and applicable state securities laws. The undersigned hereby agrees to indemnify and hold harmless the Company and its directors and officers from and against any cost, expense, claim, liability or damage arising out of or resulting from any breach of such covenant and agreement including, without limitation, any liability of the Company to any third person purchasing the Warrants or any capital stock of the Company. Further the undersigned covenants and agrees that if there should be any material change with respect to any of the representations and warranties contained herein, after the execution of this Investment Letter and prior to the exercise of the Warrant or the transfer of Shares to the undersigned will immediately furnish the revised or corrected information to the Company.

     EXECUTED this ____ day of _____________, 199_.



                                        FG&G Management Group


                                        By:_____________________________________

                                        Name:___________________________________

                                        Title:__________________________________

                                   EXHIBIT "B"

                                INVESTMENT LETTER

TO:  GUM TECH INTERNATIONAL, INC.

     In connection with the undersigned's acquisition of the Warrants to purchase shares of voting common stock, no par value (the "Shares"), of Gum Tech International, Inc. (the "Company"), the undersigned acknowledges, represents, warrants, covenants and agrees as follows:

1. The undersigned represents that:

     (a) It is purchasing the Shares for its own account, for investment and not with a view to, or for resale in connection with, the distribution thereof and that it has no present intention of distributing any of the Shares;

     (b) It personally possesses such knowledge and experience in financial and business matters pertaining to the type of business conducted by the Company and otherwise, that it is capable of evaluating the merits and risks of an investment in the Shares;

     (c) It is fully familiar with the Company and its business, operations, condition (financial and other), assets, liabilities and prospects and has had access to any and all material information it deems necessary or appropriate to enable it to make an investment decision in connection with the purchase of the Shares; and

     (d) Its financial situation is such that it can afford to bear the economic risk of holding the Shares for an indefinite period of time and can afford to suffer a complete loss of its investment in the Shares.

2. The undersigned understands and acknowledges that:

     (a) The Shares have not been registered pursuant to the Securities Act of 1933, as amended (the "Act"), or any state securities laws, that it may not transfer, resell or otherwise dispose of the Shares except pursuant to a registration statement in compliance with the Act and any applicable state securities laws, unless exemptions from the registration requirements of the Act and any applicable state securities laws are available that it must, therefore, bear the economic risks of an investment in the Shares for an indefinite period of time;

     (b) The Company is under no obligation to register the Shares pursuant to the Act or any state securities laws or to comply with or make available any exemption from the registration requirements thereof;

     (c) The certificates representing the Shares will contain a legend to the effect that the Shares cannot be transferred, resold or otherwise disposed of except in compliance with the Act and any applicable state securities laws;

     (d) A "stop-transfer" order will be issued with respect to the Shares to effectuate the foregoing restrictions an transfer of the Shares and the Company, or its transfer agent, shall have no obligation to effect any purported transfer of the Shares except upon demonstration of compliance with the foregoing restrictions; and

     (e) It has had the opportunity to ask questions of the Company and its representatives and receive answers from the Company and its representatives concerning the Company and its investment in the Shares and to obtain additional information possessed by the Company, or obtainable without unreasonable effort or expense, that is necessary to verify the accuracy of the information furnished to it.

3. The undersigned covenants and agrees that it will not sell, pledge, transfer or otherwise dispose of the Shares or any interest therein, or make any offer to attempt to do any of the foregoing, except pursuant to a registration statement in compliance with the Act and all applicable state securities laws or in a transaction which, in the opinion of counsel for the Company, is exempt from the registration requirements thereof.

4. Words used herein, regardless of number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

     The undersigned understands and acknowledges that the Company will rely upon the acknowledgments, representations, Warranties, covenants and agreements contained herein (and any supplemental information provided to the Company) for the purpose of determining whether this transaction meets the requirements for an exemption from the registration requirements of the Act and applicable state securities laws. The undersigned hereby agrees to indemnify and hold harmless the Company and its directors and officers from and against any cost, expense, claim, liability or damage arising out of or resulting from any breach of such covenant and agreement including, without limitation, any liability of the Company to any third person purchasing any capital stock of the Company. Further the undersigned covenants and agrees that if there should be any material change with respect to any of the representations and warranties contained herein, after the execution of this Investment

Letter and prior to the transfer of Shares to the undersigned will immediately furnish the revised or corrected information to the Company.

     EXECUTED this ___ day of ____________,19__.


                                        FG&G Management Group


                                        By:_____________________________________

                                        Name:___________________________________

                                        Title:__________________________________